FIRST AMENDMENT TO SUBLEASE AGREEMENT

30 WINTER STREET
Boston, Massachusetts

This First Amendment to Sublease Agreement (this “Agreement”) is dated as of November 17, 2021 (“Effective Date”) by and between Commonwealth Care Alliance, Inc., a Massachusetts not-for-profit corporation (“Sublandlord”; sometimes also referred to as “Tenant”), and AVEO Pharmaceuticals, Inc., a Delaware corporation (“Subtenant”).

Background

A.Sublandlord and Subtenant have entered into that certain Sublease Agreement (the “Sublease”) dated as of March 5, 2020, covering the Sublease Premises, more specifically described in the Sublease consisting of 6,465 square feet of the third (3rd) floor area (the “Third Floor Space”) and 3,693 square feet of the sixth (6th) floor area (the “Sixth Floor Space” and together with the Third Floor Space, the “Sublease Premises”), of the building located at 30 Winter Street, Boston, Massachusetts (the “Building”), as more particularly described in the Master Lease (as defined below), upon the terms and conditions contained therein.

B.TFC 30 Winter LLC, a Massachusetts limited liability company (“Landlord”) and Tenant are parties to that certain Lease dated as of January 26, 2007 (the “Original Lease”), as amended by (i) that certain First Amendment to Lease dated as of September 2008; (ii) that certain Second Amendment to Lease dated December 2010; (iii) that certain Third Amendment to Lease dated as of January 23, 2013; (iv) that certain Fourth Amendment to Lease dated as of March 26, 2014; (v) that certain Fifth Amendment to Lease dated as of October 1, 2014; (vi) that certain Sixth Amendment to Lease dated as of July, 2017 and (vii) that certain Seventh Amendment to Lease of even date herewith (the Original Lease, as amended, collectively referred to as the “Master Lease”) whereby Landlord leased to Sublandlord certain master premises consisting of approximately 55,636 square feet of rentable area (the “Master Premises”).

C.Reference is made to that certain Consent to Sublease dated April 2, 2020 by and among Landlord, Tenant and Subtenant (the “Original Landlord Consent”).

D.Provided Landlord enters into a written lease for the entire sixth floor of the Building (the “Replacement Lease”) by November 15, 2021, Sublandlord and Subtenant agree to amend the Sublease to terminate the Sublease with respect to the Sixth Floor Space prior to the scheduled expiration date thereof, and the Sublease shall remain in effect as to the Third Floor Space. Pursuant to the Master Lease, Tenant must obtain Landlord’s consent to any amendment to the Sublease. Tenant has requested Landlord’s consent to this Agreement.

Agreement

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.Partial Termination. Subject to the terms and conditions contained herein, (A) the Sublease with respect to the Sixth Floor Space, shall terminate at 11:59 p.m. on December 1, 2021 (the “Early Termination Date”), as though such date were the initially scheduled Expiration Date under the Sublease for the Sixth Floor Space, and (B) from and after the Early Termination Date, Subtenant shall not be responsible for base rent, additional rent (including any charges for HVAC or electricity supplied to the Sixth Floor Space) or other amounts coming due under the Sublease from and after the Early Termination Date with respect to the Sixth Floor Space. Except as expressly set forth herein, the Sublease shall continue in full force and effect with respect to the Third Floor Space; provided, however that the Security Deposit currently being held by Sublandlord in the amount of $327,132.90 pursuant to the terms of the Sublease shall be retained by Sublandlord and applied toward the remaining base rent payable to Sublandlord for the Third Floor Space in accordance with Section 5(a) of the Sublease, and shall be deemed to satisfy in full the amounts due to Sublandlord for the base rent obligations for the Third Floor Space through the Expiration Date and shall be deemed to satisfy charges to be paid by Subtenant to Sublandlord for HVAC or electricity supplied to the Third Floor Space through the Expiration Date. As of the Early Termination Date, Subtenant shall have no right or claim to its Security Deposit and Sections 5(d) and 5(e) of the Sublease shall be deleted.

2.Surrender. Subtenant shall vacate and surrender the Sixth Floor Space to Sublandlord on or before the Early Termination Date, free and clear of all personal property and equipment and shall leave the Sixth Floor Space in broom clean condition on or before the Early Termination Date and otherwise in accordance with the terms of the Sublease. If Subtenant fails so to vacate and surrender the Premises as of such date, Subtenant shall be a tenant at sufferance therein pursuant to the terms of the Sublease, as amended.
3.Replacement Lease. Sublandlord and Subtenant acknowledge and agree that the early termination of the Sublease as to the Sixth Floor Space as described herein is conditioned upon the full execution and delivery of the Replacement Lease (and Landlord is under no obligation to Sublandlord or Subtenant to enter into the Replacement Lease). In the event the Replacement Lease is not fully executed by November 15, 2021, this Agreement shall be automatically deemed null and void. Subtenant and Sublandlord acknowledge and agree that Landlord shall, at its cost, perform or cause to be performed certain work in the Sixth Floor Space and the Third Floor Space in accordance with Section 1 of the Seventh Amendment to Lease of even date herewith (amending the Master Lease) by and between Sublandlord and Landlord (the “Reduction Work”). The Reduction Work shall not impose any cost or increase the obligations of Sublandlord or Subtenant. Neither the submission of this instrument for signature, nor any draft thereof, shall constitute an offer by Sublandlord to terminate the Sublease with respect to the Sixth Floor Space.

4.Brokers. Sublandlord and Subtenant each represent and warrant to the other that they have not dealt with any broker in connection with this Agreement. Sublandlord and Subtenant each agree to defend, indemnify and hold the other harmless from and against all claims by any broker for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Agreement. The provisions of this paragraph shall survive the expiration or sooner termination of the Sublease.

5.Ratification. Except as set forth herein, the terms of the Sublease are hereby ratified and confirmed. This Agreement may not be orally changed or terminated, nor any of its provisions waived, except by an agreement in writing signed by the party against whom enforcement of any changes, termination or waiver is sought. All references in the Sublease to the "Sublease" shall refer to the Sublease as modified by this Agreement. Defined terms not otherwise defined in this Agreement shall have the definitions ascribed to them in the Sublease.
6.Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but together shall constitute one and the same instrument. Without limiting the generality of the foregoing, the parties agree that counterparts may be exchanged by electronic “.pdf” signature and when both Landlord and Tenant have signed and delivered at least one such electronic counterpart, each shall be deemed an original and, when taken together with the other, shall constitute one and the same Agreement which shall be binding upon and effective as to Sublandlord and Subtenant. This Agreement when executed and delivered by both parties shall be binding upon, and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

[signature page follows]

Executed to take effect as a sealed Massachusetts instrument as of the date first written above.

SUBLANDLORD:    Commonwealth Care Alliance, Inc.,
a Massachusetts not-for-profit corporation

By:         Name:         Title:

SUBTENANT:    AVEO Pharmaceuticals, Inc.,
a Delaware corporation

By:         Name:         Title:

LANDLORD’S CONSENT

The undersigned Landlord does hereby consent to the foregoing First Amendment to Sublease, provided that the terms and conditions of the Original Landlord Consent are hereby incorporated by reference and Landlord, by signing below, and Sublandlord and Subtenant by signing above, hereby ratify and agree to the provisions of the Original Landlord Consent as applied to the Sublease as amended by the foregoing First Amendment to Sublease; provided, however, the last two sentences of Section 1(n) of the Original Landlord Consent shall not apply to the base rent payable by Subtenant to Sublandlord pursuant to Section 1 of the foregoing First Amendment to Sublease. In the event Subtenant and Landlord execute a temporary license agreement granting Subtenant use of the Sixth Floor Space following the Early Termination Date, then, as between Sublandlord and Landlord, such use of the Sixth Floor Space by Subtenant shall not constitute a holdover in the Sixth Floor Space by Sublandlord or Subtenant under the Master Lease.

LANDLORD:    TFC 30 Winter LLC,
a Massachusetts limited liability company
By: Fallon Management Company LLC, its Manager

By:     Name:     Title: